EFT BioTech Holdings, Inc.’s Subsidiary

Receives First Permit to Cross Taiwan Strait

CITY OF INDUSTRY, CA and HONG KONG--(PRNewswire)—May 13, 2009 -- EFT BioTech Holdings, Inc. (OTC Pink Sheets: EFTB.PK ), announced today that its 49% owned subsidiary, Excalibur International Marine Corporation, received the first permit to ferry passengers across the Taiwan Strait between Taiwan and Mainland China.  Excalibur’s OceanLaLa vessel is 207 foot long, 52 foot wide and is capable of carrying over 300 tons of cargo and 370 passengers.

In November 2008, Taiwan and Mainland China entered into the Cross Taiwan Strait Agreement, which since December 15, 2008 has permitted ocean access through the Taiwan Strait directly between Taiwan and Mainland China, something that had not been previously allowed for over the past 50 years.

Jack Qin, the President and CEO of EFT BioTech Holdings, commented, “I believe that the Cross Taiwan Strait Agreement between Mainland China and Taiwan could be very symbolic, allowing expansion of commerce and goodwill between two strong, growing countries.  By purchasing this 49% stake in Excalibur and the first permits for OceanLaLa, we expect to provide the company with a dynamic new revenue stream, and corporate diversification.”

In October 2008, EFT, through a wholly-owned subsidiary EFT Investment Company Ltd.(Taiwan), purchased a 49% interest in Excalibur International Marine Corporation for an aggregate purchase price of USD $19,193,000.

About EFT BioTech Holdings, Inc.

EFT BioTech Holdings, Inc. is a Nevada holding company which conducts its business through its wholly-owned subsidiary, EFT Biotech Holdings, Inc., and its wholly owned subsidiaries and various vested interests. EFT BioTech Holdings, Inc. is an e-commerce company serving consumers with EFT's "made in USA" neutraceuticals, health and beauty EFT branded products through its proprietary online business platform and website, www.eftb.us.   Although our products are available for sale throughout the world, most Affiliates and consumers are located in China and Hong Kong. The contents of the Company's website are not incorporated by reference herein.

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For More Information, Please Contact:

Aero Strategic Advisory, A division of Aero Financial, Inc.
Ed Carter
Telephone: 702-982-7732

Source: EFT BioTech Holdings, Inc.